Blink Charging Co. Closes $18,500,250 Public Offering

and NASDAQ Listing

Hollywood, Florida – February 16, 2018: Blink Charging Co. (NASDAQ: BLNK, BLNKW) (“Blink Charging” or the “Company”), a leading owner, operator, and provider of electric vehicle (EV) charging services, announced the closing of its previously announced underwritten public offering of 4,353,000 units, each unit consisting of one share of common stock and two warrants each to purchase one share of common stock. The warrants have a per share exercise price of $4.25, are exercisable immediately, and will expire five years from the date of issuance. The common stock and the warrants began trading on the Nasdaq Capital Market on February 14, 2018, under the symbols BLNK and BLNKW, respectively.

The aggregate gross proceeds to Blink Charging from the public offering were $18,500,250, prior to deducting underwriting discounts, commissions and other estimated offering expenses. Blink Charging has granted the underwriters a 45-day option to purchase up to an additional 652,950 shares of common stock and/or warrants to purchase 1,305,900 shares of common stock to cover over-allotments, if any. In connection with the closing of this offering, the underwriters have partially exercised their over-allotment option and purchased an additional 406,956 warrants. The underwriters have retained the right to exercise the balance of their over-allotment option within the 45-day time period.

Blink Charging intends to use the net proceeds from the public offering to repay certain of its outstanding debt, for deployment of charging stations, and for working capital and general corporate purposes.

Joseph Gunnar & Co., LLC acted as sole book-running manager for the offering and The Benchmark Company, LLC acted as a co-manager for the offering.

The Securities and Exchange Commission declared effective a registration statement on Form S-1 relating to these securities on February 13, 2018. A final prospectus relating to this offering has been filed with the Securities and Exchange Commission. The offering was made only by means of a prospectus. Copies of the final prospectus relating to the offering may be obtained by contacting Joseph Gunnar & Co., LLC, Prospectus Department, 30 Broad Street, 11th Floor, New York, NY 10004, telephone 212-440-9600, email: prospectus@jgunnar.com. Investors may also obtain these documents at no cost by visiting the Securities and Exchange Commission’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Blink Charging Co.:

Blink Charging is one of the leaders in nationwide public electric vehicle (EV) charging equipment and services, enabling EV drivers to easily charge at locations throughout the United States. Headquartered in Florida with offices in Arizona and California, Blink Charging’s business is designed to accelerate EV adoption.

Blink Charging offers EV charging equipment and connectivity to the Blink Network, a cloud-based software that operates, manages, and tracks the Blink EV charging stations and all the associated data. Blink Charging also has strategic property partners across multiple business sectors including multifamily residential and commercial properties, airports, colleges, municipalities, parking garages, shopping malls, retail parking, schools, and workplaces.

For more information, visit http://www.blinkcharging.com/

Forward-Looking Statements

This press release includes certain disclosures which contain forward-looking statements including without limitation, statements regarding the anticipated timing of completion of the offering and are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. You are urged to consider statements that include the words “may,” “will,” “would,” “should,” “estimates,” “expects,” “intends,” “designed,” or the negative of those words or other comparable words to be uncertain and forward-looking. For a list and description of the risks and uncertainties we face, please refer to our most recent Securities and Exchange Commission filings which are available on its website at http://www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Blink Charging Media Contact:
Suzanne Tamargo
Suzanne@BlinkCharging.com
(305) 521-0200 x 214